UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

Monster Offers

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53266

Nevada	26-1548306
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

PO Box 1092, Bonsall, CA	920039
(Address of principal executive offices)	(Zip Code)

(760) 208-4905

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 15, 2011, the Board of Directors of Monster Offers (the “Company” or the “Registrant”) appointed a new director. Prior to this appointment, the Board consisted of one member. The By-laws of the Company allow the appointment of up to nine (9) directors.

The new Board Member was appointed to the Board based on the change of control previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 30, 2012, whereby Mr. Wayne Irving acquired 81.8% ownership in the issued and outstanding shares of the Company. Based on his control ownership of the Company, Mr. Irving was nominated and accepted the position as Chairman of the Board of Monster Offers. The Board of Directors subsequently appointed Mr. Irving as the Company’s Chief Financial Officer.

Mr. Irving will serve on the Board of Directors and as the Chief Financial Officer until such time as his successor shall be elected and shall qualify or until the earlier of his death, resignation or removal in the manner provided for in the By-laws of the Company.

No agreements exist among present or former controlling stockholders or directors of the Registrant with respect to the election of the members of the board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.

Compensation of Directors

No director receives any fee, salary or commission for service as a director at this time.

CURRENT DIRECTORS AND OFFICERS

The names, ages and positions of the Company's director and executive officer are as follows:

Name	Age	Position & Offices Held

Wayne Irving	41	Chairman and CFO
Paul Gain	50	Director, CEO

Biographies of Wayne Irving, Chairman and Chief Financial Officer

Mr. Irving considers himself to be a pioneer in mobile communications technology. He is responsible for the recent development of new safety and lifestyle-related mobile applications for Smartphones, tablet computers and other Smart handheld devices. He is considered an innovator with respect to mobile marketing and advertising. He maintains a high visibility with the general public and is recognized as a leading authority in the areas of mobile app design and mobile marketing through his frequent public appearances, at industry conferences and at charitable fundraising events with non-profit organizations and other causes relating to curbing the practices of TWD (texting while driving), as well his continued media exposure in print, Internet, and on radio and television,

The following provides a summary of his recent past experience:

Iconosys, Inc. (June 2009 - Present) Mr. Irving is a co-founder of Iconosys and currently holds the positions of Chairman and CEO. Iconosys develops apps and technologies for iOS and Android OS Smartphones tablet computers and other Smart handheld devices, is a member of the National Organization for Youth Safety (NOYS) and the maker of the widely used and well publicized DriveReply™, SMSW!sh™, Trick or Tracker®, Word Bully™, Latchkey Kid™, Guards Up™, My Receipt Manager™, Tax Deduction Tracker™, and My Max Speed™ Smartphone apps, and is developing technologies and technology driven products for its clients with a goal toward designing apps that enrich, enhance, and ultimately make safer and more convenient, our day to day lives.

Showerpros.com, Inc. (August 2004 – January 2008) Mr. Irving started Showerpros.com in the summer of 2004 as a temporary departure from the Internet and financial markets. From 2004 through July 2007, Showerpros completed more than 800 bathroom and kitchen remodels in Orange County, CA and more than 2,000 total residential and commercial projects, including engaging in all facets of general contracting as a CA-licensed General Contractor. In August 2006, Showerpros was awarded and completed a 660 Kitchen Remodel projects in Las Vegas, NV, where apartments were being converted to condominiums. In the wake of the housing industry/ remodeling industry's well chronicled collapsed in the middle of 2007, Mr. Irving left this business and re-entered the hi-tech and clean-tech worlds.

Agilon Technologies, Inc. (November 2001 – July 2002) In 2001, Agilon was formed as a business consulting project by Mr. Irving to explore opportunities in alternate industries such as biotechnology. This Company's stated mission was to utilize lessons-learned by Mr. Irving in running Internet and hi-tech companies in guiding the business strategies of new start-up and entrepreneur consulting clients.

Solutions Media, Inc. (August 1998 – August 2000) Mr. Irving was Chairman and CEO of Solutions Media, a convergence technology company focused early on, developing solutions for interactive television and "smarter" devices. As the company evolved, special attention began to be paid to the media distribution methods that devices utilized in delivering content to the user. Spinrecords.com was Solutions Media's flagship product. Early investors in Solutions Media included NY-based NetGain, Goldman Sachs, and others. Solutions Media further offered technology and consulting solutions to a number of companies.

While studying at the University of San Diego (1997), Mr. Irving served as president of the Pre-Med fraternity, AED Alpha Epsilon Delta.

Cyber Office Technologies, Inc. (1997 – 1998) Mr. Irving was Information Security Manager of Cyber Office Technologies, a venture of DuPont, and in this capacity supported the development of a mid level accounting software package, similar to Peachtree accounting.

Echolink Interactive (1996 – 1997) Mr. Irving was a Microsoft Certified Systems Administrator consulting with regard to help desk solutions for a 40-employee firm that managed approximately 100 web development clients.

United States Marine Corps (April 1991 – April 1996). Mr. Irving was a Marine Sergeant. While serving as Maintenance Management Chief, 1st Marine Regiment, 1st Marine Division, Mr. Irving managed and taught classes on the usage of several systems including Maintenance Management Systems and Publications Management Systems. In addition, in his position of authority in the S-4 office for 3rd Battallion, 1st Marines, as well as later for the Headquarters for 1st Marine Regiment, Wayne was responsible for managing policies under the Commanding Officer's signature. Mr. Irving was meritoriously promoted 3 times and decorated 5 times for outstanding leadership in his field during his 5 years as a US Marine.

Biography of Paul Gain, CEO & Director

Mr. Gain is a software industry veteran with over 24 years of experience working for startup and early-stage companies that pioneered new business concepts and technologies. His efforts helped shape strategies into business results. His accomplishments include the launch, management, and sale of several software technology and services companies, along with key management positions in emerging technology companies. The following provides a summary of his recent past experience:

Prime Mover Global, LLC (July 2007 - August 2010) Mr. Gain was Manager and CEO of Prime Mover Global, LLC. He and his team developed innovative technology assets including product configuration and simulation tools, and a web 2.0 social commerce platform. The Company also generated revenues by providing outsourced consulting services to organizations in web 2.0 social networking, online commerce, strategic business planning & development, IT strategy, design, and management.

Lydian Technology (February, 2006 - June, 2007) After the successful sale of WellFound Decade Corporation to Lydian Trust, Mr. Gain was retained as CEO of Lydian Technology Group. His roles included the integration of existing business operations, product strategy, and people, providing technology solutions to the financial services and mortgage industry.

Wellfound / Decade Corporation (September, 2002 - February, 2006) Mr. Gain held the CEO position of WellFound technology, an internet era systems integration services company. He re-focused the team towards the development of a "service-oriented architecture" technology integration platform, restructured the development resources to leverage a global development team process, and successfully launched the resulting platform and company into the financial services industry as a complete newcomer.

VelociGen / Blue Titan Corporation (2000 - 2002) Mr. Gain was hired by the outside investors of VelociGen as Senior VP of Business Development to help shape the company's business model and strategy for a new web services product line. The company had developed a set of tools and needed to package these tools into a product suite that could provide value to its target clients. Blue Titan was then eventually sold to SOA Software.

CMstat Corporation (1986 - 1997) Mr. Gain founded and served as President and CEO of CMstat Corporation, a Configuration and Product Data Management enterprise software company focused primarily in the aerospace, telecommunications, and government markets. While at CMstat, he was recognized worldwide as a leading authority and speaker in Configuration and Product Data Management, and eventually led the CMstat team to a acquisition by VSE Corporation (NASDAQ: VSEC).

Education:

Mr. Gain is a graduate of Ferris State University in Michigan, with degrees in Business Management, Automotive Technology, and Mechanical Engineering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Monster Offers
Registrant

Date: May 18, 2012	By:/s/ Paul Gain
Paul Gain Chief Executive Officer